UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2019

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: None

Item 3.02. Unregistered Sales of Equity Securities.

On December 16, 2019, the subscription period for Real Goods Solar, Inc.’s (the “Company”) previously announced rights offering expired, and on December 19, 2019 the Company closed on the rights offering and issued and sold 53,877 shares of Series 1 Preferred Stock (the “Rights Offering”) for aggregate gross cash proceeds of $538,770. In the Rights Offering, the Company distributed, at no charge, to each of (i) the holders of the Company’s Class A common stock, and (ii) the holders of warrants exercisable for the Company’s Class A common stock, non-transferable subscription rights (“Rights”) to purchase up to, subject to proration and other restrictions, an aggregate of 10 shares of Real Goods Solar, Inc.’s Series 1 Preferred Stock, par value $0.0001 per share, at a subscription price of $10 per share. The Company offered up to 2,000,000 shares of Series 1 Preferred Stock in the Rights Offering.

Advisory Group Equity Services, Ltd. d/b/a RHK Capital (“RHK Capital”) served as dealer-manager in connection with the Rights Offering under the previously reported Dealer-Manager Agreement between the Company and RHK Capital. RHK Capital did not underwrite any of the Rights or the shares of Series 1 Preferred Stock in the Rights Offering and RHK Capital was not required to arrange or procure the purchase or sale of any specific number or dollar amount of the shares of Series 1 Preferred Stock.

RHK Capital is authorized under the Dealer-Manager Agreement to act as a placement agent and use its commercially reasonable efforts to place up to the 1,946,123 unsubscribed shares of Series 1 Preferred Stock in the Rights Offering at the $10 subscription price, for an additional period of up to 45 calendar days (the “Placement Period”). RHK Capital is not acting as an underwriter, and no assurance can be given that any shares of Series 1 Preferred Stock will be sold during the Placement Period. The Placement Period began on December 17, 2019.

Pursuant to the Dealer-Manager Agreement, the Company is obligated to pay RHK Capital as compensation a cash fee of 6.0% of the proceeds from the sale of Series 1 Preferred Stock in the Rights Offering or during the Placement Period plus a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds from the sale of Series 1 Preferred Stock in the Rights Offering or during the Placement Period, which fee and expense to be calculated in respect of the total gross proceeds received by the Company from the sale of Series 1 Preferred Stock in the Rights Offering or during the Placement Period. At the closing of the Rights Offering, the Company paid RHK Capital a net amount of $18,102 in addition to the $25,000 advance previously paid to RHK Capital, which consists of $32,326 as a cash fee, $9,698 as non-accountable expense fee, and $1,078 as an out-of-pocket accountable expense fee.

The Company conducted the Rights Offering and will conduct the offer and sale of Series 1 Preferred Stock during the Placement Period under Regulation A promulgated under the Securities Act of 1933, as amended, and its Offering Statement on Form 1-A (File No. 024-11087), as amended, which was qualified by the Securities and Exchange Commission on November 19, 2019.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Rights Offering and the issuance of Series 1 Preferred Stock, which is described in Item 3.02 above and incorporated by reference into this Item 3.03, the Company filed with the Colorado Secretary of State Articles of Amendment with the Articles of Designation of Preferences, Rights on December 13, 2019 effective on December 16, 2019, copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference into this Item 3.03 (the “Articles of Designation”), to create the Series 1 Preferred Stock pursuant to the authority granted to the Company’s board of directors under the Company’s Articles of Incorporation.

The terms of the Series 1 Preferred Stock are set forth in the Articles of Designation and summarized below. The rights of holders of the Company’s Class A common stock have been materially limited and qualified by the issuance of the Series 1 Preferred Stock, as described below.

Dividends

Holders of the Series 1 Preferred Stock will be entitled to receive cumulative cash dividends representing a 12% annual yield on the purchase price, payable on the tenth business day after each dividend record date ($0.30 per share of Series 1 Preferred Stock with respect to each quarterly payment date). Each dividend record date will be the last business day of each calendar quarter, with the first dividend record date to be March 31, 2020. Dividends may also be paid, at the Company’s option, in additional shares of Series 1 Preferred Stock, valued at their $10 liquidation preference. The Company will not issue any fractional shares of Series 1 Preferred Stock when paying the dividends in kind and instead round down to the nearest whole share. Holders of Series 1 Preferred Stock will be entitled to be paid dividend before the Company may pay any dividend to the holders of the Company’s Class A common stock. The Company’s ability to pay cash dividends in the future will depend upon the Company’s financial results, liquidity and financial condition.

Liquidation Preference and Sale Transactions

The Series 1 Preferred Stock will have a liquidation preference of $10.00 per share, equal to its purchase price. Subject to the rights of the holders of any securities the Company issues in the future the terms of which expressly provide that such securities will rank senior to or on a parity with the Series 1 Preferred, in the event of any liquidation, dissolution or winding up of the Company, any amounts remaining available for distribution to shareholders after payment of all liabilities of the Company will be distributed first to the holders of Series 1 Preferred Stock, before any distributions may be made to the holders of any junior securities, such as the holders of the Company’s Class A common stock.

Certain “sale transactions” (as defined in the Articles of Designation) will be treated as a liquidation, dissolution or winding up of the Company unless holders of a majority of the outstanding shares of Series 1 Preferred Stock shall have consented otherwise. Generally, a “sale transaction” includes (i) a merger involving the Company where the holders of its voting capital stock before such merger do not retain at least a majority of the voting power of the surviving entity, or (ii) a sale of all or substantially all of the Company’s assets.

Voting Rights

Except as otherwise provided in the Articles of Designation or as required by law, the Series 1 Preferred Stock will vote together with the shares of Class A common stock (and not as a separate class) at any annual or special meeting of shareholders. Except as required by law, each holder of shares of Series 1 Preferred Stock will be entitled to 100 votes for each share of Series 1 Preferred Stock held as of the applicable record date as though each share of Series 1 Preferred Stock were 100 shares of Class A common stock. Holders of the Series 1 Preferred Stock will vote as a class on any modification or amendment of the Articles of Designation.

No Conversion

The Series 1 Preferred Stock will not be convertible into or exchangeable for shares of Class A common stock or any other security.

Rank

With respect to payment of dividends, redemption payments, and rights upon liquidation, dissolution or winding-up of the Company’s affairs or a sale transaction, as applicable, the Series 1 Preferred Stock will rank:

•	senior to the Company’s Class A common stock, and any other securities the Company issues in the future unless the terms of such securities provide that they rank senior to or on a parity with any or all of the Series 1 Preferred Stock;
•	on a parity with any securities the Company issues in the future the terms of which provide that they will rank on a parity with any or all of the Series 1 Preferred Stock;
•	junior to any securities issued in the future the terms of which expressly provide that such securities will rank senior to the Series 1 Preferred Stock; and
•	junior to all of the Company’s existing and future indebtedness.

In addition, with respect to rights upon the Company’s liquidation, dissolution or winding-up, the Series 1 Preferred Stock will be structurally subordinated to existing and future indebtedness of the Company and subsidiaries, as well as the capital stock of the Company’s subsidiaries held by third parties.

Term

The Series 1 Preferred Stock is perpetual and does not have a term. However, the Company may redeem or otherwise repurchase the Series 1 Preferred Stock as described below.

Redemption

The Company may redeem any or all of the Series 1 Preferred Stock at any time after December 19, 2020 and from time to time thereafter at the Company’s option, by giving 20 business days of notice (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise). If the Company redeems fewer than all of the outstanding shares of Series 1 Preferred Stock, the Company may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method.

The redemption price for any shares of Series 1 Preferred Stock will be an amount equal to 125% of the $10.00 purchase price per share plus any unpaid dividends with respect to any record date that occurred before notice of redemption if the holder of any shares of Series 1 Preferred to be redeemed was the record holder of such shares on any such record date.

From and after any applicable redemption date:

•	the shares of Series 1 Preferred to be redeemed will no longer be entitled to receive dividends with respect to any record date that occurs after such redemption date;
•	the shares of Series 1 Preferred Stock will no longer be deemed outstanding;
•	the holders of the shares of Series 1 Preferred Stock, as such, will cease to be shareholders; and
•	all rights with respect to the shares of Series 1 Preferred Stock will terminate except the right of the holders to receive the redemption price, without interest.

There will not be any sinking fund for the Series 1 Preferred Stock.

Anti-dilution Adjustments

The Series 1 Preferred Stock will not be adjusted, and no additional shares of Series 1 Preferred Stock will be issued, solely as a result of any future change to or affecting the Class A common stock. The number of votes and the liquidation preference per share of Series 1 Preferred Stock is subject to proportional adjustments for stock splits or similar events affecting the Series 1 Preferred Stock. Further, the number of votes per share of Series 1 Preferred Stock is subject to proportional adjustments for stock splits or similar events affecting the Class A common stock.

Form

The Company issued the shares of Series 1 Preferred Stock at closing in book entry form. The Series 1 Preferred Stock may be held in registered book-entry form or in a brokerage account through an intermediary. Holders may also request that the Company issue the shares of Series 1 Preferred Stock in certificated form at any time.

Amendments

The Company may modify or amend the Articles of Designation with the consent of the holders of a majority of the outstanding shares of Series 1 Preferred; provided, however, that any proposed modification or amendment that materially and adversely affects the rights and obligations of any holder of Series 1 Preferred shall require the prior written consent of such holder of Series 1 Preferred.

Trading

The Series 1 Preferred Stock will not be listed on any national securities exchange. The Company intend for the Series 1 Preferred Stock to trade in the over-the-counter market and to be quoted on the OTCQX marketplace operated by OTC Markets Group. However, there can be no assurance that the Series 1 Preferred Stock will be quoted on the OTCQX marketplace.

Anti-Takeover Effects of the Company’s Articles of Incorporation and Bylaws

The following provisions, which are contained in the Company’s articles of incorporation or bylaws, could have the effect of delaying, deferring or preventing a change in control of the Company.

The Company’s articles of incorporation and bylaws provide that the board may consist of any number of directors, which may be fixed from time to time by the board. Newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or special meeting of shareholders called for that purpose. Any vacancies on the board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled a majority of the board then in office, even if less than a quorum is remaining in office.

The Company’s bylaws require advance notice by a shareholder of any proposal to be brought before an annual meeting of shareholders by a shareholder, including any nomination for election of directors by any shareholder entitled to vote for the election of directors at the meeting. The bylaws also provide that no shareholder proposal may be considered at a meeting of the shareholders unless the proposal relates to a matter on which a shareholder vote is required by the Company’s charter, bylaws or by applicable law.

The Company’s board of directors has the power to issue preferred stock with designations, preferences, limitations and relative rights determined by the board of directors without any vote or action by shareholders. The issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire the Company, or of discouraging a third party from attempting to acquire the Company.

Subject to repeal or change by action of the Company’s shareholders, the board may amend, supplement or repeal the Company’s bylaws or adopt new bylaws.

Transfer Agent and Registrar

Continental Stock Transfer and Trust Company, located at Continental Stock Transfer and Trust Company, 1 State Street, 30th Floor, New York, NY 10004, is the transfer agent and registrar for the Series 1 Preferred Stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed Articles of Amendment with the Articles of Designation with the Colorado Secretary of State on December 13, 2019 effective on December 16, 2019 to create the Preferred Stock pursuant to authority granted to the Company’s board of directors under the Company’s articles of incorporation. The terms of the Articles of Designation and the Preferred Stock are set forth above under Item 3.03 and incorporated by reference herein.

Item 8.01. Other Events.

As of December 19, 2019, after closing the Rights Offering described in Item 3.02 above, there were (i) 53,877 shares of Series 1 Preferred Stock issued and outstanding, (ii) 120,612,570 shares of Class A common stock issued and outstanding, and (iii) warrants exercisable for an aggregate of 11,393,999 shares of Class A commons stock issued and outstanding.

Risk Factors

The following updates the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019.

The interests of the holders of Series 1 Preferred Stock and the holders of Class A common stock may be adverse.

Holders of the Series 1 Preferred Stock will generally vote together with holders of Class A common stock as one class (and not as a separate class) at any annual or special meeting of shareholders. Except as required by law, each holder of shares of Series 1 Preferred Stock will be entitled to 100 votes for each share of Series 1 Preferred Stock held on the record date as though each share of Series 1 Preferred Stock were 100 shares of the Company’s Class A common stock. As of December 19, 2019, there are 53,877 shares of Series 1 Preferred Stock outstanding, which equals approximately 4.28% of the voting power of all shareholders. Due to the differences in the terms of the Series 1 Preferred Stock and the Class A common stock, such as rank, liquidation preference and lack of conversion of the Series 1 Preferred Stock into Class A common stock, the interests of the holders of the Series 1 Preferred Stock and those of the holders of Class A common stock may differ or be adverse.

A public market may not develop for the Series 1 Preferred Stock.

There is no established public trading market for the Series 1 Preferred Stock and one may not develop. The Series 1 Preferred Stock will not be listed on any national securities exchange. The Company expects the Series 1 Preferred Stock to trade in the over-the-counter market and to be quoted on the OTCQX marketplace operated by OTC Markets Group. Nevertheless, there can be no guarantee that a public trading market will develop for the Series 1 Preferred Stock. Without an active market, the liquidity of the Series 1 Preferred Stock will be very limited.

The subscription price for the Series 1 Preferred Stock will not be adjusted for certain dilutive events.

The subscription price for the Series 1 Preferred Stock of $10 is not subject to adjustment upon a future issuances of securities, including, without limitation, capital stock, options and convertible securities. Such issuances, transactions or occurrences may adversely affect the market value of the Series 1 Preferred Stock, if any, without resulting in an adjustment of the subscription price for the Series 1 Preferred Stock.

The Company does not intend to issue any additional shares of the Series 1 Preferred Stock after the Rights Offering and the Placement Period.

The Company does not expect to issue any additional shares of Series 1 Preferred Stock after the Rights Offering and the Placement Period other than if the Company elects to pay dividends on the Series 1 Preferred Stock in the form of additional shares of Series 1 Preferred Stock. Consequently, the Company expects trading of the Series 1 Preferred Stock, if any, to be limited to what the Company issues in the Rights Offering and during the Placement Period.

Although there may be low or no correlations between the markets and trading prices of Series 1 Preferred Stock and the Class A common stock, changes in the markets or trading prices of one could impact the other.

The market for or trading price of the Series 1 Preferred Stock, if any, may have only a low correlation, and may have no correlation, with the market for or trading price of the Class A common stock. Nevertheless, fluctuations in the market for or trading prices of the Series 1 Preferred Stock or the Class A common stock could impact the market for or trading prices of the other, which could occur as the result of developments in the Company’s business or from future sales of Class A common stock by the Company or by holders of Class A common stock or for other reasons. For example, in the future, the Company may sell shares of its Class A common stock to raise capital or to acquire interests in other companies. Any of these events may adversely affect the price of the Class A common stock and, in turn, of the Series 1 Preferred Stock. In addition, the Company has reserved shares of its Class A common stock for issuance upon the exercise of stock options and upon exercise of warrants. Any of these events, and any other event that results in sales of a substantial amount of the Class A common stock in the public market, or the perception that any such sales may occur, could reduce the market price of the Class A common stock and, in turn, the trading price of the Series 1 Preferred Stock. This could also impair the Company’s ability to raise additional capital through the sale of the Company’s securities. Further, greater investor demand for the Series 1 Preferred Stock and a more liquid market in the Series 1 Preferred Stock as a result could reduce the demand and decrease liquidity in the market for the Class A common stock. Changes in the market for or trading prices of the Series 1 Preferred Stock or Class A common stock could have a material adverse effect on the other.

The Series 1 Preferred Stock will rank senior to the Class A common stock but junior to all of the Company’s existing and future liabilities in the event of a liquidation, winding up or dissolution of the Company’s business.

In the event of the Company’s liquidation, winding up or dissolution, its assets would be available to make payments to holders of the Series 1 Preferred Stock only after all of the Company’s liabilities have been paid. In addition, the Series 1 Preferred Stock will rank structurally senior to the Class A common stock, but junior to all of the Company’s existing and future liabilities and those of the Company’s subsidiaries, as well as the capital stock of the Company’s subsidiaries held by third parties and employees holding shares of any other direct or indirect subsidiary of the Company, whether now existing or created in the future, which issues shares or other equity interests to employees. In the event of the Company’s bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying the Company’s and its subsidiaries’ liabilities, to pay any amounts to the holders of the Series 1 Preferred Stock then outstanding. Any liquidation, winding up or dissolution of the Company or of any of its wholly or partially owned subsidiaries would have a material adverse effect on holders of the Series 1 Preferred Stock.

The holders of Series 1 Preferred Stock or Class A common stock may be adversely affected by the issuance of any subsequent series of preferred stock.

The terms of the Series 1 Preferred Stock do not restrict the Company’s ability to offer one or more additional new series of preferred stock, any or all of which may rank equally with or have preferences over the Series 1 Preferred Stock and the Class A common stock as to dividend payments, voting rights, rights upon liquidation or other types of rights. The Company would have no obligation to consider the specific interests of the holders of the Series 1 Preferred Stock or the Class A common stock in creating any such new series of preferred stock or engaging in any such offering or transaction. The Company’s creation of any new series of preferred stock or the Company engaging in any such offering or transaction could have a material adverse effect on holders of the Series 1 Preferred Stock or the Class A common stock.

The holders of Series 1 Preferred Stock may not receive any cash payment of dividends.

Holders of the Series 1 Preferred Stock will be entitled to receive cash dividends representing a 12% annual yield on the $10 purchase price, payable quarterly. Dividends may, at the Company’s option, also be paid in additional shares of Series 1 Preferred Stock in lieu of cash, and the Company may choose to do so indefinitely.

Additionally, under Colorado law, the Company may only pay cash dividends or make distributions to the Company’s shareholders if after giving effect to such cash dividend or distribution (i) the Company would not be able to pay its debts as they become due in the usual course of business, or (ii) the Company’s total assets would be less than the sum of the Company’s total liabilities plus the amount that would be needed, if the Company was to be dissolved at the time of the dividend or distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividend or distribution. Therefore, the Company’s ability to pay cash dividends and make any other distributions in the future will depend upon the Company’s financial results, liquidity and financial condition.

The rights as a holder of shares of Series 1 Preferred Stock are primarily those set forth in the terms of the Series 1 Preferred Stock, and the Company’s board of directors may prefer the interests of the holders of the Company’s Class A common stock if they differ from those of the holders of the Series 1 Preferred Stock.

The special contractual preferences of the Series 1 Preferred Stock are primarily governed by the principles of contract law, rather than being fiduciary in nature. While the Company’s board of directors has fiduciary duties to the holders of the Series 1 Preferred Stock to the extent those holders share rights with the holders of the Company’s Class A common stock, if there is a divergence of interests between the holders of the Series 1 Preferred Stock and Class A common stock, it will generally be the duty of the Company’s board of directors to prefer the interests of the holders of Class A common stock to those of the preferred shareholders.

Transfer Agent

As of December 16, 2019, the Company engaged Continental Stock Transfer & Trust Company as transfer agent and registrar for its Class A common stock. The Company previously engaged Continental Stock Transfer & Trust Company as transfer agent and registrar for its Series 1 Preferred Stock. In connection with such engagement and the closing of the Rights Offering, the Company adopted final forms of stock certificates for its Class A common stock and Series 1 Preferred Stock, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Designation of Preferences, Rights and Limitations of Series 1 Preferred Stock

4.1	Form of Real Goods Solar, Inc. Class A Common Stock Certificate

4.2	Form of Real Goods Solar, Inc. Series 1 Preferred Stock Certificate

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “may,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to pay dividends on the Series 1 Preferred Stock in cash, whether the Series 1 Preferred Stock will be quoted on any market and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements other than as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer, Chief Administrative Officer Principal Accounting Officer and Treasurer

Date: December 19, 2019